Exhibit 10.7

FISCAL 2013/2014 ANNUAL INCENTIVE BONUS PLAN SUMMARY

The Company’s two named executive officers are: Peter L. Vosotas, Chairman of the Board, President and Chief Executive Officer; Ralph T. Finkenbrink, Senior Vice President, Chief Financial Officer and Secretary. The Company has in place an annual incentive bonus program for both of these named executive officers. Set forth below is a summary of the principal terms of such programs for the fiscal year ended March 31, 2013 (“Fiscal 2013”) and the fiscal year ending March 31, 2014 (“Fiscal 2014”):

Fiscal 2013

Cash Bonuses. In addition to his annual base salary, both named executive officers are entitled to receive cash bonuses for Fiscal 2013 based upon the Company’s revenues and operating income exceeding certain target percentages. The tables below summarize the cash bonuses payable to both of the named executive officers based upon the Company meeting or exceeding the indicated growth targets:

Revenue Growth Target (% Increase Over Fiscal 2012)*	Cash Bonus Payable to Mr. Vosotas	Cash Bonus Payable to Mr. Finkenbrink
3%	$20,000	$15,000
5% or above	$40,000	$30,000

Operating Income Growth Target (% Increase Over Fiscal 2012)*	Cash Bonus Payable to Mr. Vosotas	Cash Bonus Payable to Mr. Finkenbrink
5%	$20,000	$15,000
10% or above	$40,000	$30,000

Equity Awards. The Company’s Named Executive Officers received the following equity awards under the Equity Plan as part of the Fiscal 2013 incentive bonus program: (i) on May 8, 2012, Mr. Vosotas was awarded 20,000 shares of restricted stock, which shares will vest on March 31, 2014; (ii) on May 8, 2012, Mr. Vosotas was awarded 20,000 performance shares subject to the base operating income and revenue targets associated with his Fiscal 2013 cash bonuses described above; and (iii) on May 8, 2012, Mr. Finkenbrink was awarded 15,000 shares of restricted stock, which shares will vest on March 31, 2014. 2014.

Fiscal 2014

Cash Bonuses. In addition to his annual base salary, both named executive officers are entitled to receive cash bonuses for Fiscal 2014 based upon the Company’s revenues and operating income exceeding certain target percentages. The tables below summarize the cash bonuses payable to both of the named executive officers based upon the Company meeting or exceeding the indicated growth targets:

Revenue Growth Target (% Increase Over Fiscal 2013)*	Cash Bonus Payable to Mr. Vosotas	Cash Bonus Payable to Mr. Finkenbrink
3%	$20,000	$15,000
5% or above	$40,000	$30,000

Operating Income Growth Target (% Increase Over Fiscal 2013)*	Cash Bonus Payable to Mr. Vosotas	Cash Bonus Payable to Mr. Finkenbrink
5%	$20,000	$15,000
10% or above	$40,000	$30,000

Equity Awards. To date, neither of the Company’s Named Executive Officers has received any equity awards for fiscal 2014.

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